EXHIBIT 99.1

NEWS FOR RELEASE: February 17, 2005, 4 p.m. ET           CONTACT:  Lee Brown
                                                         719-481-7213
                                                         lbrown@ramtron.com

    RAMTRON REPORTS FOURTH-QUARTER AND FULL-YEAR 2004 FINANCIAL RESULTS

       Company posts highest annual revenue and profits in its history

COLORADO SPRINGS, CO - February 17, 2005 - U.S. semiconductor maker Ramtron International Corporation (Nasdaq: RMTR), the leading supplier of nonvolatile ferroelectric random access memory (FRAM) products, today reported its financial results for the fourth quarter and full year ended December 31, 2004. Revenue for the fourth quarter totaled $14.4 million, up 25% from $11.5 million for the same quarter of 2003. Fourth-quarter income from continuing operations was $317,000, or $0.01 per diluted share, compared with income from continuing operations of $932,000, or $0.04 per diluted share, for the same quarter a year earlier.

For the full year ended December 31, 2004, Ramtron's revenue increased 44% to $57.8 million from $40.2 million for 2003. Full-year income from continuing operations was $3.9 million, or $0.17 per diluted share, compared with a loss from continuing operations of $4.2 million, or a loss of $0.19 per diluted share, for the prior year.

"We are very pleased with our full-year 2004 operating results, which included the highest annual revenue and profits in the company's history," commented Bill Staunton, Ramtron's CEO. "We exceeded the goals that we had set for 2004 and achieved the company's first profitable fiscal year since its inception. Careful management of our operating expenses, the revenue contributions of new products, and outstanding performance by our employees and independent sales teams combined to drive Ramtron's success in 2004.

"Our core FRAM product revenue grew 86% during the year," Staunton continued. "These results -- combined with broadening demand for FRAM as a mainstream high-performance nonvolatile memory technology -- bolster our confidence that we will be able to continue growing our non-ENEL, core FRAM product revenue in 2005."

Staunton added, "We anticipate that the ENEL business will roll off over the next five quarters, as the program comes to an end, and will be replaced progressively by our growing core FRAM product revenue. Although the first quarter is expected to be challenging, due to a further decline in ENEL sales, we expect improvement in the second quarter and profitability for the full year."

ENEL (Ente Nazionale per l'Energia Elettrica SpA, NYSE: EN), a leading utility company in Italy, was Ramtron's principal customer for FRAM products in 2002, 2003 and 2004.

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Full-Year 2004 Highlights:
-------------------------
-   Twelve-month total FRAM product sales grew 40% over 2003
-   Twelve-month core FRAM product sales grew 86% over 2003
-   Twelve-month ENEL sales grew 9% over 2003
-   FRAM average gross margin increased four percentage points over 2003 to
    54%
- Seven percent of FRAM revenue in 2004 was generated by new products announced in 2003 or later
- Four percent of FRAM revenue in 2004 was generated by Ramtron Processor Companion products
- Including 2004 results, the company has maintained a 100% compound annual growth rate (CAGR) for revenue since 2001.

Fourth-Quarter FRAM Semiconductor Product Highlights:
----------------------------------------------------
- FRAM product revenue was $8.8 million, down 14% from the prior quarter but up 20% from the year-ago quarter
- Gross margin for FRAM semiconductor products was 55%, compared with 54% for the prior quarter and 54% for the year-ago quarter
- Core FRAM product sales declined by 8% from the prior quarter to $5.0 million, or 57% of FRAM product revenue; core FRAM product sales were $5.5 million, or 54% of FRAM product revenue, for the third quarter and $3.1 million, or 42% of FRAM product revenue, for the year-ago quarter
- Sales to ENEL declined by 20% from the prior quarter to $3.8 million, or 43% of total FRAM product revenue; ENEL sales were $4.7 million, or 46% of FRAM product revenue, for the third quarter and $4.2 million, or 58% of FRAM product revenue, for the fourth quarter of 2003
- Mixed-signal and integrated FRAM product revenue was $187,000, compared with $380,000 from the prior quarter (Ramtron introduced its mixed-signal product line in the fourth quarter of 2003).

Fourth-Quarter and Full-Year Mushkin Business Unit Highlights:
-------------------------------------------------------------
- Fourth-quarter product revenue from the company's Mushkin business unit was $5.0 million, up 8% from the prior quarter and 34% from a year earlier
- Fourth-quarter gross margin for Mushkin products was 13%, compared with 13% for the prior quarter and 18% for the year-ago quarter
- Full-year 2004 Mushkin product revenue totaled $18.3 million, up 60% over 2003.

Business Outlook
----------------
The following statements are based on Ramtron's current expectations. These statements are forward-looking, and actual results may differ materially from those set forth in these statements. Ramtron intends to continue its policy of not updating forward-looking statements other than in publicly available documents, even if experience or future changes show that anticipated results or events will not be realized.

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-   Revenue for the first quarter ending March 31, 2005 is currently anticipated to be between $12.0 million and $13.0 million
- Gross margin for the first quarter is currently anticipated to be between 34% and 38%; operating expenses are expected to be between $4.4 million and $5.0 million
- Other revenue for the first quarter, including license and development fees, royalties and customer-sponsored research and development, is expected to total approximately $500,000
- For full-year 2005, the company expects to record a profit primarily as a result of core FRAM product revenue growth, which is anticipated to increase by 25% to 35% over 2004; 2005 Enel revenue is expected to be between $5.0 million and $6.0 million; revenue for the company's Mushkin subsidiary is anticipated to remain flat
- Revenue projections are based on, among other things, assumptions that FRAM product orders -- including the rate of shipments to Ramtron's principal FRAM customer ENEL and revenue from the company's Mushkin subsidiary -- will conform to management's current expectations and that costs and expenses fluctuate over time, primarily due to intermittent, non-recurring engineering charges for the development of new products.

Conference Call
---------------
Ramtron management's teleconference will be webcast live and a replay will be available for seven days.

How to Participate
------------------
Ramtron Fourth-Quarter and Full-Year 2004 Results Teleconference
February 17, 2005 at 2:00 p.m. PT / 5:00 p.m. ET

Go to the Investors page of the Ramtron site at www.ramtron.com and click on the teleconference link. From this site, you can listen to the teleconference, assuming that your computer system is configured properly. A telephonic replay will also be available for seven days after the live call at (719) 457-0820, code #1936224.

Cautionary Statements
---------------------
Except for historical information, this press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as "believe," "expect," "anticipate," "should," and "potential," among others. These statements include statements about Ramtron's expected revenue, gross margin and operating expenses for the first quarter of 2005 and core FRAM revenue growth rates for full-year 2005. In addition, statements regarding the anticipation of profitability for full-year 2005, the broadening demand for FRAM products, the ability to grow our core FRAM product revenue, and the potential for our core FRAM product revenue to replace ENEL FRAM product revenue are also forward-looking statements. These forward-looking statements are inherently

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difficult to predict and involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to: general economic conditions and conditions specific to the semiconductor industry; demand for Ramtron's products and the products of ENEL; order cancellations or reduced bookings; product mix; competitive factors such as pricing pressures on existing products and the timing and market acceptance of new product introductions; Ramtron's ability to secure and maintain an appropriate amount of low-cost foundry production capacity from its sole foundry source in a timely manner; our foundry partner's timely ability to successfully manufacture products for Ramtron, our foundry partner's ability to supply increased orders for FRAM products in a timely manner using Ramtron's proprietary technology; any disruptions of Ramtron's foundry or test and assembly contractor relationships; the ability to continue effective cost reductions; currency fluctuations; unexpected design and manufacturing difficulties; the timely development and introduction of new products and processes; and the risk factors listed from time to time in Ramtron's SEC reports, including but not limited to the Annual Report on Form 10-K for the year ended December 31, 2003 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004; June 30, 2004; and September 30, 2004. Copies of Ramtron's Forms 10-K, 10-Q, and 8-K, and any other documents are available at no charge at the SEC's website (www.sec.gov), from commercial document retrieval services, or from the company.

All forward-looking statements included in this release are based upon information available to Ramtron as of the date of this release, which may change. Ramtron intends to continue its policy of not updating forward-looking statements other than in publicly available documents, even if experience or future changes show that anticipated results or events will not be realized.

The financial information in this press release and the attached financial statements has been prepared from the books and records of the company with the omission of certain information and disclosures normally included in financial statements.

About Ramtron
-------------
Ramtron International Corporation, headquartered in Colorado Springs, Colorado, is dedicated to the design, development and sale of ferroelectric RAM or FRAM memory products. The company also develops and markets high-performance memory products through its subsidiary, Mushkin Inc.

                          (financial statements attached)

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                        RAMTRON INTERNATIONAL CORPORATION
              FOURTH-QUARTER AND FULL-YEAR 2004 FINANCIAL HIGHLIGHTS
                     CONSOLIDATED STATEMENTS OF OPERATIONS
               (Amounts in thousands, except per-share amounts)
                                (unaudited)

                                    Three Months Ended        Year Ended
                                   --------------------  --------------------
                                    Dec. 31,   Dec. 31,   Dec. 31,  Dec. 31,
                                      2004       2003       2004       2003
                                   ---------  ---------  ---------  ---------
Revenue:
   Product sales                   $ 13,819   $ 11,046   $ 55,565   $ 38,039
   License and development fees         179        147        717        498
   Royalties                            183         99        765        480
   Customer-sponsored research
      and development                   230        186        781      1,162
                                   ---------  ---------  ---------  ---------
                                     14,411     11,478     57,828     40,179
                                   ---------  ---------  ---------  ---------
Costs and expenses:
   Cost of product sales              8,324      6,425     33,101     22,558
   Research and development           1,465      1,009      5,639      5,371
   Customer-sponsored research
      and development                   212        164        797        994
   Sales, general
      and administrative              3,785      2,566     13,019     10,301
   Impairment of goodwill                --         --         --      3,843
                                   ---------  ---------  ---------  ---------
                                     13,786     10,164     52,556     43,067
                                   ---------  ---------  ---------  ---------
Operating income (loss) from
   continuing operations                625      1,314      5,272     (2,888)

Interest expense, related party         (81)      (144)      (410)      (486)
Interest expense, other                (226)      (242)      (899)      (879)
Other income, net                        18          4         45         26
                                   ---------  ---------  ---------  ---------
Income (loss) from continuing
   operations before income tax
   provision                            336        932      4,008     (4,227)
Income tax provision                    (19)        --        (74)        --
                                   ---------  ---------  ---------  ---------
Income (loss) from continuing
   operations                           317        932      3,934     (4,227)
Income (loss) from discontinued
   operation                             20       (365)      (332)    (5,278)
                                   ---------  ---------  ---------  ---------
Net income (loss)                  $    337   $    567   $  3,602   $ (9,505)
                                   =========  =========  =========  =========

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Net income (loss) per common share:
   Basic:
      Income (loss) from
         continuing operations     $  (0.01)  $   0.04   $  (0.18)  $  (0.19)
      Loss from discontinued
         operation                       --      (0.01)     (0.02)     (0.24)
                                   ---------  ---------  ---------  ---------
      Total                        $   0.01   $   0.03   $   0.16   $  (0.43)
                                   =========  =========  =========  =========
    Diluted:
       Income (loss) from
          continuing operations    $   0.01   $   0.04   $   0.17   $  (0.19)
       Loss from discontinued
          operation                      --      (0.02)     (0.02)     (0.24)
                                   ---------  ---------  ---------  ---------
      Total                        $  (0.01)  $   0.02   $  (0.15)  $  (0.43)
                                   =========  =========  =========  =========
Weighted average common shares outstanding
    Basic                            22,306     22,182     22,238     22,149
                                   =========  =========  =========  =========
    Diluted                          23,517     22,714     23,528     22,149
                                   =========  =========  =========  =========

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                         RAMTRON INTERNATIONAL CORPORATION
                    YEAR-END 2004 AND 2003 FINANCIAL HIGHLIGHTS
                           CONSOLIDATED BALANCE SHEETS
                              (Amounts in thousands)
                                     (unaudited)

                                              December 31,     December 31,
                                                 2004              2003
                                              ------------     ------------
ASSETS
Cash and cash equivalents                       $ 6,603          $ 5,303
Accounts receivable, net                          8,606            5,981
Inventories                                       5,769            4,650
Property, plant and equipment, net                3,991            3,897
Intangible assets, net                            7,817            6,193
Other assets                                        867              907
Assets of discontinued operation                     --            2,714
                                                -------          -------
                                                $33,653          $29,645
                                                =======          =======

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                             $ 3,765          $ 3,913
   Accrued liabilities                            2,957            1,041
   Deferred revenue                               1,350            1,395
   Current maturities of long-term debt             250            2,147
   Liabilities of discontinued operation            239            1,418
Long-term deferred revenue                        4,986            6,020
Long-term debt                                    4,914            2,669
Stockholders' equity                             15,192           11,042
                                                -------          -------
                                                $33,653          $29,645
                                                =======          =======

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